
                                                 Ford Motor Company and Subsidiaries

                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                 For the Period Ended March 31, 1998
                                                             (Unaudited)
                                                               (mils)


                                                                              Pro Forma
                                                             Historical      Adjustments        Pro Forma
                                                              Balances        Associates         Results
                                                            ------------     -----------       -----------
AUTOMOTIVE

Sales                                                        $  29,076                          $  29,076

Costs and expenses
Costs of sales                                                  25,584                             25,584
Selling, administrative, and other expenses                      1,686                              1,686
                                                            -----------     -----------        -----------
     Total costs and expenses                                   27,270              -              27,270

Operating income                                                 1,806                              1,806

Interest income                                                    322                                322
Interest expense                                                   199                                199
                                                            -----------     -----------        -----------
     Net interest income                                           123              -                 123
Equity in net loss of affiliated companies                         (10)                               (10)
Net expense from transactions with Financial Services              (48)                               (48)
                                                            -----------     -----------        -----------

Income before income taxes - Automotive                          1,871              -               1,871

FINANCIAL SERVICES
Revenues                                                     $   7,508      $  (1,750)          $   5,758

Costs and expenses
Interest expense                                                 2,370           (598)              1,772
Depreciation                                                     2,037            (17)              2,020
Operating and other expenses                                     1,583           (508)              1,075
Provision for credit and insurance losses                          708           (278)                430
                                                            -----------     -----------        -----------
     Total costs and expenses                                    6,698         (1,401)              5,297
Net revenue from transactions with Automotive                       48              -                  48
Gain on spin-off of The Associates                              15,955        (15,955)                  -
                                                            -----------     -----------        -----------

Income before income taxes - Financial Services                 16,813        (16,304)                509
                                                            -----------     -----------        -----------

TOTAL COMPANY
Income before income taxes                                      18,684        (16,304)              2,380
Provision for income taxes                                         972           (129)                843
                                                            -----------     -----------        -----------
Income before minority interests                                17,712        (16,175)              1,537
Minority interests in net income of subsidiaries                    66            (43)                 23
                                                            -----------     -----------        -----------

Net income                                                   $  17,646       $(16,132)          $   1,514
                                                            ===========     ===========        ===========

Income attributable to Common and Class B Stock
     after preferred stock dividends                         $  17,551       $(16,132)          $   1,419

Average number of shares of Common and Class B
     Stock outstanding                                           1,210              -               1,210

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic income                                                 $   14.48       $ (13.31)          $    1.17

Diluted income                                               $   14.23       $ (13.08)          $    1.15


